As filed with the Securities and Exchange Commission on September 5, 2018

Registration No. 333-227009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BioCorRx Inc.
(Exact name of registrant as specified in its charter)

Nevada	8093	90-0967447
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2390 East Orangewood Avenue

Suite 575

Anaheim, California 92086

(714) 462-4880

(Address, including zip code, and telephone number including area code, of Registrant’s principal executive offices)

Brady Granier, President and Chief Executive Officer

Lourdes Felix, Chief Financial Officer and Chief Operating Officer

BioCorRx Inc.

2390 East Orangewood Avenue

Suite 575

Anaheim, California 92086

(714) 462-4880

(Name, address, including zip code, and telephone number

including area code, of agents for service)

With copies to:

Joseph M. Lucosky, Esq.

Steven Lipstein, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

Tel. No.: (732) 395-4400

Fax No.: (732) 395-4401

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large-Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☐	Smaller Reporting Company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

BioCorRx Inc. has prepared this Amendment No. 1 to the Registration Statement (“Registration Statement”) on Form S-1 (File No. 333-227009) solely for the purpose of filing Exhibit 5.1 to the Registration Statement. This Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement and accordingly such prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid by the registrant in connection with the issuance and distribution of the common stock being registered. All amounts other than the SEC registration fee are estimates. We are paying all expenses of the offering listed below.

SEC Registration Fee	$622.50
Accounting Fees and Expenses	$4,500.00
Legal Fees and Expenses	$20,000.00
Total	$25,122.50

Item 14. Indemnification of Directors and Officers

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the Company’s Articles of Incorporation provides for greater individual liability.

II-1

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

II-2

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, executors and administrators.

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Bylaws of the Company provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

Item 15. Recent Sales of Unregistered Securities

The following sets forth information regarding all unregistered securities sold by us in transactions that were exempt from the requirements of the Securities Act in the last three years. Except where noted, all of the securities discussed in this Item 15 were all issued in reliance on the exemption under Section 4(a)(2) of the Securities Act.

2015

In January 2015, the Company issued 3,000,000 shares of its common stock for services rendered and accrued in 2014. The common shares were valued at $300,000 based on the underlying market value of the common stock at the date of service provided.

On February 3, 2015, the Company sold to JMJ Financial a $250,000 Convertible Promissory Note. The JMJ note provides up to an aggregate of $225,000 in gross proceeds after taking into consideration an Original Issue Discount (“OID”) of $25,000. The maturity date is two years from the effective date of each payment paid under the promissory note. The Company, at its sole discretion, has an option to repay all consideration received pursuant to the JMJ note within 120 days of the effective date, there will be zero percent interest charged under the JMJ Note. Otherwise, there will be a one-time interest charge of 12% for all consideration received by the Company pursuant to the JMJ Note. The Notes earn an interest rate of 12% per annum after four months of each advance and are convertible six months after the issuance date of each advance at a conversion price equal to 60% discount to the lowest trading price of the common stock for the 25 trading days immediately prior the conversion date. In the event of default, the Purchaser has the right to require the Company to repay in cash all or a portion of the Note at a price equal to 125% of the aggregate principal amount of the Note plus all accrued but unpaid interest.

In March 2015, the Company issued an aggregate of 425,000 shares of its common stock for services rendered valued at $36,885 based on the underlying market value of the common stock at the date of service provided.

In April 2015, the Company issued an aggregate of 3,175,000 shares of its common stock for future services valued at $159,800 based on the underlying market value of the common stock at the date of issuance.

II-3

On June 25, 2015, the Company entered into a common stock purchase agreement with Northbridge Funding, Inc., a Delaware corporation. The Investment Agreement provides that, upon the terms and subject to the conditions set forth therein, the Investor is committed to purchase up to $10,000,000 worth of the Company’s common stock, $0.001 par value. From time to time over the term of the Investment Agreement, commencing on the trading day immediately following the date on which an initial registration statement is declared effective by the Securities and Exchange Commission, the Company may provide the Investor with a draw down notice to purchase a specified dollar amount of Shares, with each draw down subject to certain limitations. The applicable purchase price is defined as a price equal to 80% of the three lowest closing prices traded twelve consecutive trading days prior to the drawdown notice inclusive to the drawdown notice date.

On June 30, 2015, the Company entered into a separation agreement and agreed to issue 2,000,000 of the Company’s common stock which was valued at $88,000, of which were issued July 2015.

In July 2015, the Company issued 200,000 shares of its common stock for commitment fees valued at $9,800 based on the underlying market value of the common stock at the date of issuance.

In July 2015, the Company issued 1,800,000 shares of its common stock for commitment fees valued at $86,400 based on the underlying market value of the common stock at the date of issuance.

On July 20, 2015, the Company granted 3,500,000 options to a consultant. The granted options are exercisable immediately at $0.045 per share for five years. The fair value of options was determined using the Black Scholes Option Pricing Model with the following assumptions: dividend yield $-0-, volatility of 151.39% and risk free rate of 1.72%. The determined fair value of $142,193 was charged to 2015 operations.

In July and August 2015, the Company issued 510,000 shares of its common stock for services valued at $20,067 based on the underlying market value of the common stock at the date of issuance.

On October 1, 2015, the Company sold to St. George Investments, LLC a $85,000 Convertible Promissory Note. Net proceeds received was $70,500 after taking into consideration an Original Issue Discount (“OID”) of $7,500 and other fees. The maturity date is one year from the effective date of the promissory note. The lender has the right, with the consent of the Company, to lend additional two additional tranches at any time up to one year. The Company may repay the Note at any time on or before 120 days from issuance. If unpaid at 120 days, a one-time interest charge of 12% shall be applied to the outstanding balance. After 120 days the Company can repay only with the consent of the lender at 125% allowed to repay. The Note is convertible 120 days from issuance date at a conversion price equal to 60% discount to the lowest trading price of the common stock for the 25 trading days immediately prior the conversion date.

In October 2015, the Company issued 500,000 shares of its common stock for future services valued at $19,000 based on the underlying market value of the common stock at the date of issuance.

On October 12, 2015, the Company granted 1,000,000 options to a consultant. The granted options are exercisable immediately at $0.15 per share for five years. The fair value of options was determined using the Black Scholes Option Pricing Model with the following assumptions: dividend yield $-0-, volatility of 145.90% and risk free rate of 1.41%. The determined fair value of $37,088 was charged to 2015 operations.

In November 2015, the Company issued an aggregate of 1,300,000 shares of its common stock for future services valued at $43,458 based on the underlying market value of the common stock at the date of issuance.

In November 2015, the Company issued an aggregate of 4,000,000 shares of its common stock for services rendered valued at $138,400 based on the underlying market value of the common stock at the date of issuance.

In December 2015, the Company issued 100,000 shares of its common stock for future services valued at $3,500 based on the underlying market value of the common stock at the date of issuance.

2016

In February 2016, the Company issued an aggregate of 1,250,000 shares of its common stock for current and future services valued at $25,000 based on the underlying market value of the common stock at the date of issuance.

II-4

On February 1, 2016, the Company issued to Iconic Holdings, LLC a $88,000 Convertible Promissory Note. The proceeds from the Iconic note provides was up to an aggregate of $79,200 in net proceeds after taking into consideration an Original Issue Discount (“OID”) of $8,800. The maturity date is one year from the date of issuance.

The Company, at its sole discretion, has an option to repay the Iconic note within 90 days of the effective date at a rate of 110% of unpaid principal or 135% from 91-180 days of effective date. After 180 days, the note may not be prepaid without the consent of the holder. The Note is convertible after 180 days into shares of the Company’s common stock at a conversion price equal to 60% discount to the lowest closing price of the common stock for the 10 trading days immediately prior the conversion date.

On June 10, 2016, the Company issued to BICX Holding Company, LLC (“BICX Holding”) a $2,500,000 senior secured convertible promissory note due June 10, 2019 and bearing interest at 8% per annum due annually beginning June 10, 2018. BICX Holding is controlled by Alpine Creek. Under the terms of the note, the note holder may, at any time, convert the unpaid principal of the note, or any portion thereof, into shares of the Company’s common stock at an initial conversion price equal to 25% of the Company’s total authorized common stock, determined at $0.019 per share at the date of issuance. In addition, the note contains certain anti-dilution provisions, as defined. The Company is required to maintain a cash balance of $50,000 of the outstanding principal amount at all times, unrestricted and lien free (as amended). The note holder has the right, until December 10, 2016, to purchase another convertible note from the Company in a principal amount of up to $2,500,000 for a total aggregate purchase price of $5,000,000. Based on the percentage of the maximum purchase price the note holder invests, they will receive another convertible note for a pro rata percentage the Company’s total authorized common stock (up to another 26% of the Company’s total authorized common stock, for a total of 51%, if the note holder invests the maximum purchase price). If the note holder does not exercise the right to pay the maximum purchase price, the note holder will pay the Company a break-up fee equal to 5% of the remaining balance of the maximum purchase price. The note is secured by all of assets of the Company and is ranked senior to all of the Company’s debt currently outstanding or hereafter, unless prohibited by law.

On June 17, 2016, the Company awarded options to purchase an aggregate of 33,000,000 shares of common stock to key officers of the Company. These options vest monthly over 24 months and have a term of 10 years. The options have an exercise price of $0.0201 per share. The options had an aggregate grant date fair value of $628,283.

On June 17, 2016, the Company extended the term of previously granted options in aggregate of 13,500,000 initially expiring from November 2019 to July 2020 by five years to November 2024 to July 2025. The change in fair value of $53,858 was determined using the Black Scholes option model and charged to current to operations during the year ended December 31, 2016.

On June 17, 2016, the Company entered into an executive service contract with Brady Granier as the Company’s President and Chief Executive Officer. The agreement is an at will agreement and provides for a base salary of $175,000 per year, 10,600,000 stock options, extended previously issued options and an auto allowance.

On June 17, 2016, the Company entered into an executive service contract with Tom Welch as the Company’s Vice President of Operations. The agreement is an at will agreement and provides for a base salary of $140,000 per year, 11,200,000 stock options, extended previously issued options and an auto allowance.

In July 2016, the Company issued an aggregate of 3,700,000 shares of its common stock for services rendered valued at $101,090 based on the underlying market value of the common stock at the date of issuance.

In July 2016, the Company issued 3,000,000 shares of its common stock as conversion for outstanding accounts payable to related party valued at $80,433 based on the underlying market value of the common stock at the date of issuance.

II-5

In August 2016, the Company issued 300,000 shares of its common stock for as loan extension valued at $17,970 based on the underlying market value of the common stock at the date of issuance.

In August 2016, the Company issued an aggregate of 3,150,000 shares of its common stock for services rendered valued at $182,725 based on the underlying market value of the common stock at the date of issuance.

In October 2016, the Company issued an aggregate of 800,000 shares of its common stock for in connection with the issuance of convertible debt valued at $30,000 based on the underlying market value of the common stock at the date of issuance.

In October 2016, the Company issued 60,000 shares of its common stock for services rendered valued at $2,346 based on the underlying market value of the common stock at the date of issuance.

On October 20, 2016, the Company issued to an aggregate of $220,000 Convertible Promissory Notes. The proceeds from the notes provides was up to an aggregate of $200,000 in net proceeds after taking into consideration an Original Issue Discount (“OID”) of $20,000. The maturity date is six months from the date of issuance. In connection with the issuance of the promissory notes, the Company issued 800,000 shares of its common stock as an inducement and is obligated to issue an additional 250,000 shares should the Company’s common stock close below $0.025 per share prior to full pay off of the notes. The fair value of the issued shares was charged as a debt discount at the time of issuance. The Note is convertible after 180 days into shares of the Company’s common stock at a conversion price equal to 60% discount to the lowest closing price of the common stock for the 25 trading days immediately prior the conversion date.

On November 16, 2016, the Company issued an aggregate of 160,000 shares of preferred stock to officers and directors for services rendered.

In December 2016, the Company issued an aggregate of 400,000 shares of its common stock for services rendered valued at $11,900 based on the underlying market value of the common stock at the date of issuance.

In December 2016, the Company issued 5,000,000 shares of its common stock in exchange for proceeds of $100,000.

2017

In January 2017, the Company issued an aggregate of 228,118 shares of its common stock for services rendered valued at $7,478 based on the underlying market value of the common stock at the date of issuance.

In February 2017, the Company issued 350,000 shares of its common stock for services rendered valued at $25,830 based on the underlying market value of the common stock at the date of issuance.

In February 2017, the Company issued 43,666,666 shares of its common stock in exchange for proceeds of $940,000.

In March 2017, the Company issued an aggregate of 13,662,000 shares of its common stock in settlement of $220,000 convertible notes payable.

On March 3, 2017, the Company and BICX Holding entered into the First Amendment to the Note Purchase Agreement date June 10, 2016. Pursuant to the First Amendment, BIXC Holding invested another $1,660,000 for a total aggregate purchase price of $4,160,000. Based on the amount invested, the Company issued a new note to replace the June 2016 Note (the “March 2017 Note”). The main differences between the June 2016 Note and the March 2017 Note are that the principal owed to BICX Holding is now $4,160,000 and the percentage of the Company’s total authorized common stock as of March 3, 2017 into which the March 2017 Note is convertible is now 42.43%. The March 2017 Note matures on March 3, 2020.

In April 2017, the Company issued an aggregate of 1,675,000 shares of its common stock for services rendered valued at $62,850 based on the underlying market value of the common stock at the date of issuance.

II-6

In May 2017, the Company issued 750,000 shares of its common stock for services rendered valued at $102,750 based on the underlying market value of the common stock at the date of issuance.

On May 25, 2017, the Company awarded options to purchase 35,000 shares of common stock to key consultant of the Company. These options vest immediately and have a term of 5 years. The options have an exercise price of $0.16 per share. The options had an aggregate grant date fair value of $5,318.

On June 29, 2017, the Company and BICX Holding entered into the Second Amendment to the Note Purchase Agreement and the March 2017 Note (the “Second Amendment”). The Second Amendment amends the March 2017 Note such that there is no longer an anti-dilution provision in the note. This provision in the March 2017 Note created a derivative liability for the Company which is no longer present.

In addition, the Second Amendment amends the March 2017 Note and the Note Purchase Agreement such that the Company agreed to not engage in any financing at a purchase price below the BIXC Holding purchase price. Finally, the Second Amendment amends the Note Purchase Agreement such that BICX Holding no longer has a right to participate in a subsequent financing in which the Company engages.

In August 2017, the Company issued 500,000 shares of its common stock for services rendered valued at $43,000 based on the underlying market value of the common stock at the date of issuance.

In September 2017, the Company issued an aggregate of 550,000 shares of its common stock for services rendered valued at $47,245 based on the underlying market value of the common stock at the date of issuance.

In October 2017, the Company issued 50,000 shares of its common stock for services rendered valued at $5,005 based on the underlying market value of the common stock at the date of issuance.

In November 2017, the Company issued 50,000 shares of its common stock for services rendered valued at $4,450 based on the underlying market value of the common stock at the date of issuance.

In December 2017, the Company issued 800,000 shares of its common stock for services rendered valued at $132,720 based on the underlying market value of the common stock at the date of issuance.

2018

In January 2018, the Company entered into subscription agreements with two investors, pursuant to which the Investors purchased shares of the Company’s common stock. The investors purchased a total of 1,250,000 shares at a purchase price of $0.12 per share for a total of $150,000 invested.

In January and February 2018, the Company issued an aggregate of 50,000 common shares for consulting services.

In January 2018, the Company issued 125,000 common shares as employee compensation.

In January 2018, the Company issued an aggregate of 100,000 common shares as commitment fees towards debt financing.

In January 2018, the Company issued 1,000,000 common shares in connection with a distribution agreement.

On February 9, 2018, the Company entered into the Investment Agreement and the Registration Rights Agreement with Northbridge. Under the terms of the Investment Agreement, Northbridge has agreed to provide the Company with up to ten million dollars ($10,000,000) of funding in the form of purchases of shares of the Common Stock. Northbridge will only make these purchases after a registration statement on Form S-1 registering these future shares is declared effective by the Commission. This registration statement is being filed to register these shares.

Between April 24, 2018 and May 16, 2018, the Company, entered into subscription agreements (the “Subscription Agreement”) with five individuals, (the “Investors”) in the aggregate amount of $1,100,000, pursuant to which the Investors purchased units of the Company’s securities (the “Units”) at a purchase price per Unit of $0.20. Each Unit consisted of (i) one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and (ii) a three-year warrant to purchase shares of the Company’s Common Stock at an exercise price of $1.00 per share (the “Warrants”).

II-7

Item 16. Exhibits and Financial Statement Schedules

(a) EXHIBITS

We have filed the exhibits listed on the accompanying Exhibit Index of this registration statement and below in this Item 16:

Exhibit		Incorporated by Reference			Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith
3.1	Amended and Restated Articles of Incorporation, filed May 7, 2014.	8-K	3.2	07/06/2016
3.2	Certificate of Amendment to the Articles of Incorporation, filed July 5, 2016.	8-K	3.1	07/06/2016
3.3	Certificate of Amendment to Articles of Incorporation, dated May 10, 2018.	8-K	3.1	05/16/2018
3.4	Amended and Restated Bylaws, effective as of May 13, 2016.	8-K	3.2	05/20/2016
4.1	Certificate of Designation, filed July 1, 2014, as corrected July 7, 2014.	8-K	4.1	07/06/2016
4.2	Certificate of Designation, filed November 23, 2016.	8-K	4.1	11/30/2016
5.1	Opinion of Lucosky Brookman LLP.				☒
10.1	Asset Purchase Agreement by and between the Company and Well Advised, signed January 26, 2016.	8-K	10.1	01/29/2016
10.2	8% Senior Secured Convertible Promissory Note, dated June 10, 2016, issued by the Company to BICX Holding Company LLC.	8-K	10.1	06/21/2016
10.3	Senior Secured Convertible Note Purchase Agreement by and among the Company and BICX Holding Company LLC, dated June 10, 2016.	8-K	10.2	06/21/2016
10.4	Security Agreement by and among the Company and BICX Holding Company LLC, dated June 10, 2016.	8-K	10.3	06/21/2016
10.5	Form of 8% Convertible Promissory Note, dated October 20, 2016, issued by the Company	8-K	10.1	10/27/2016
10.6	Form of Securities Purchase Agreement by and among the Company and the Investors, dated June 10, 2016.	8-K	10.2	10/27/2016
10.7	Subscription Agreement with David de Csepel dated December 22, 2016.	8-K	10.1	01/06/2017
10.8	First Amendment to Senior Secured Convertible Note Purchase Agreement by and between the Company and BICX Holding Company LLC, dated March 3, 2017.	8-K	10.1	03/09/2017
10.9	Form of Subscription Agreement entered into between the Company and Investors during February and March 2017.	8-K	10.2	03/09/2017
10.10	Settlement Agreement with Lucas Hoppel, dated March 16, 2017.	8-K	10.1	03/22/2017
10.11	Settlement Agreement with Vista Capital Investments, LLC dated March 20, 2017.	8-K	10.2	03/22/2017
10.12	Second Amendment to Senior Secured Convertible Note Purchase Agreement and Senior Secured Convertible Note by and between the Company and BICX Holding Company LLC, dated June 29, 2017.	8-K	10.1	07/06/2017
10.13	Distributor Agreement with CereCare, LLC, dated December 8, 2017.	8-K	10.1	12/14/2017
10.14	Form of Subscription Agreement.	8-K	10.1	01/23/2018
10.15	Form of Promissory Note.	8-K	10.1	02/01/2018
10.16	Investment Agreement by and between the Company and Northbridge Financial Inc., dated February 9, 2018.	8-K	10.1	02/20/2018
10.17	Registration Rights Agreement by and between the Company and Northbridge Financial Inc., dated February 9, 2018.	8-K	10.2	02/20/2018
10.18	Form of Subscription Agreement.	8-K	10.1	06/06/2018
10.19	Form of Warrant.	8-K	10.2	06/06/2018
10.20*	Fresh Start Private Management, Inc. 2013 Stock Option Plan.	S-8	99.1	01/10/2014
10.21*	2014 Stock Option Plan.	S-8	10.1	11/19/2014
10.22*	Form of BioCorRx Inc. 2018 Equity Incentive Plan.	8-K	10.1	05/21/2018
10.23*	Executive Management Bonus Plan effective June 13, 2018.	8-K	10.1	06/15/2018
10.24*	Executive Service Agreement by and between the Company and Brady Granier, dated June 13, 2018.	8-K	10.2	06/15/2018
10.25*	Executive Service Agreement by and between the Company and Lourdes Felix, dated June 13, 2018.	8-K	10.3	06/15/2018
10.26*	Director Compensation Agreement by and between the Company and Kent Emry, dated June 13, 2018.	8-K	10.5	06/15/2018
10.27*	Director Compensation Agreement by and between the Company and Brady Granier dated June 13, 2018.	8-K	10.6	06/15/2018
10.28*	Director Compensation Agreement by and between the Company and Lourdes Felix, dated June 13, 2018.	8-K	10.7	06/15/2018
14.1	Code of Conduct.	10-K	14.1	03/31/2009
21.1	List of Subsidiaries.	S-1	21.1	08/24/2018
23.1	Consent of Liggett & Webb, P.A., Independent Registered Public Accounting Firm.	S-1	23.1	08/24/2018
23.2	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)				☒

________

* Indicates a management contract or compensatory plan or arrangement.

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(b) Financial statement schedules.

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

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The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(7)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	The undersigned Registrant hereby undertakes:

(1)

That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Anaheim, California, on September 5, 2018.

BioCorRx Inc.

By:	/s/ Brady Granier
Brady Granier
President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Lourdes Felix
Lourdes Felix
Chief Financial Officer, Chief Operating Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Brady Granier	President and Chief Executive Officer, Director (Principal Executive Officer)	September 5, 2018
Brady Granier

/s/ Lourdes Felix	Chief Financial Officer, Chief Operating Officer, Director (Principal Financial and Accounting Officer)	September 5, 2018
Lourdes Felix

/s/ Kent Emry	Director	September 5, 2018
Kent Emry

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